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                                                                     EXHIBIT 3.4

                            CERTIFICATE OF AMENDMENT

                                       TO

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                     HANOVER COMPRESSION LIMITED PARTNERSHIP

It is hereby certified that:

     FIRST: The name of the limited partnership (hereinafter called the "Partnership") is HANOVER COMPRESSION LIMITED PARTNERSHIP

     SECOND: Pursuant to provisions of Section 17-202, Title 6, Delaware Code, the Certificate of Limited Partnership is amended as follows:

     "Third: The name and mailing address of the sole general partner of the Limited Partnership is:

             Hanover Compression General Holdings, LLC
             12001 N Houston Rosslyn
             Houston, TX 77086"

     The undersigned, the sole general partner of the Partnership, executed this Certificate of Amendment on January 2, 2001.

                                Hanover Compression General Holdings,
                                LLC, its General Partner

                                By: Hanover Compressor Company, its member

                                By:  /s/ Richard S. Meller
                                     ---------------------------------
                                     Richard S. Meller, its Secretary